Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SoundBite Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3520763 (I.R.S. Employer Identification No.)

22 Crosby Drive Bedford, Massachusetts (Address of principal executive offices)	01730 (Zip Code)

2007 Stock Incentive Plan
(Full title of the plan)

James A. Milton
President and Chief Executive Officer
SoundBite Communications, Inc.
22 Crosby Drive
Bedford, Massachusetts 01730
(781) 897-2500
(Name, address and telephone number,
including area code, of agent for service)
With a copy to:
Mark L. Johnson
Cooley Godward Kronish llp
46th Floor
800 Boylston Street
Boston, Massachusetts 02199
(617) 937-2300
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price	aggregate offering	Amount of
Title of securities to be registered	registered(1)	per share(2)	price(2)	registration fee
Common stock, $0.001 par value per share	934,411 shares	$2.21	$2,065,049	$116

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Global Market on June 8, 2009.

STATEMENT OF INCORPORATION BY REFERENCE
     This registration statement on Form S-8 is filed to register the offer and sale of an additional 934,411 shares of common stock, $0.001 par value per share, to be issued under the SoundBite Communications, Inc. 2007 Stock Incentive Plan. This registration statement incorporates by reference the contents of the registration statement on Form S-8 (File No. 333-150466) filed by the registrant with the Securities and Exchange Commission on April 25, 2008.

PART II
Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1 Opinion of Cooley Godward Kronish LLP
EX-23.2 Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

PART II
Information Required in the Registration Statement
Item 5. Interests of Named Experts and Counsel
     Cooley Godward Kronish LLP has opined as to the legality of the shares of common stock being offered by this registration statement on Form S-8.
Item 8. Exhibits

Filed Previously and Incorporated by Reference
Exhibit		Filed			Exhibit
Number	Description of Exhibit	Herewith	Form	Date Filed with SEC	Number
4.1	Restated Certificate of Incorporation of the
	Registrant		10-Q	November 14, 2007	3.1

4.2	Amended and Restated By-Laws of the
	Registrant		S-1	October 15, 2007	3.3

4.3	Specimen certificate for shares of common
	stock of the Registrant		S-1	October 15, 2007	4.1

5.1	Opinion of Cooley Godward Kronish llp	X

23.1	Consent of Cooley Godward Kronish llp
	(included in Exhibit 5.1)	X

23.2	Consent of Deloitte & Touche llp,
Independent Registered Public Accounting
	Firm	X

24.1	Power of Attorney (included on signature page)	X

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, The Commonwealth of Massachusetts, as of June 11, 2009.

SoundBite Communications, Inc.
/s/ James A. Milton
James A. Milton
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of SoundBite Communications, Inc., hereby severally constitute and appoint James A. Milton and Robert C. Leahy, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments thereto and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SoundBite Communications, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 11, 2009.

Signature	Title

/s/ James A. Milton	President and Chief Executive Officer
James A. Milton	(principal executive officer)

/s/ Robert C. Leahy	Chief Operating Officer and Chief Financial Officer
Robert C. Leahy	(principal financial and accounting officer)

/s/ Eric R. Giler	Director
Eric R. Giler

Director
James A. Goldstein

/s/ Vernon F. Lobo	Director
Vernon F. Lobo

/s/ Justin J. Perreault	Director
Justin J. Perreault

/s/ James J. Roszkowski	Director
James J. Roszkowski

Director
Eileen M. Rudden

/s/ Regina O. Sommer	Director
Regina O. Sommer

EXHIBIT INDEX

Filed Previously and Incorporated by Reference
Exhibit		Filed			Exhibit
Number	Description of Exhibit	Herewith	Form	Date Filed with SEC	Number
4.1	Restated Certificate of Incorporation of the
	Registrant		10-Q	November 14, 2007	3.1

4.2	Amended and Restated By-Laws of the
	Registrant		S-1	October 15, 2007	3.3

4.3	Specimen certificate for shares of common
	stock of the Registrant		S-1	October 15, 2007	4.1

5.1	Opinion of Cooley Godward Kronish llp	X

23.1	Consent of Cooley Godward Kronish llp
	(included in Exhibit 5.1)	X

23.2	Consent of Deloitte & Touche llp,
Independent Registered Public Accounting
	Firm	X

24.1	Power of Attorney (included on signature page)	X